UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		February 26, 2014

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9172	34-1505819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, SUITE 220, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 229-5151
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Mark E. Barrus, Vice President and Controller of NACCO Industries, Inc. (the “Company”) and the Company’s principal accounting officer, has notified the Company that he will resign effective March 5, 2014 to take a position with another company. Elizabeth I. Loveman, age 44, the Company’s Director of Financial Reporting since December 2012, is replacing Mr. Barrus as the Company’s principal accounting officer effective immediately and will replace Mr. Barrus as the Company’s Vice President and Controller effective upon Mr. Barrus’ departure on March 5, 2014.
Ms. Loveman is a Certified Public Accountant and, in her capacity as the Company’s Director of Financial Reporting, has had primary responsibility for ensuring that the Company’s financial statements are prepared in accordance with applicable accounting principles and regulatory requirements and for the preparation and review of the Company’s periodic and current SEC reports.
From September 2005 to November 2012, Ms. Loveman was the Manager of Financial Reporting of OM Group, Inc., a publicly-traded company based in Cleveland, Ohio that is not a parent, subsidiary or other affiliate of the Company. In this role, Ms. Loveman’s responsibilities were similar to her responsibilities as the Company’s Director of Financial Reporting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 28, 2014		NACCO INDUSTRIES, INC.

		By:	/s/ John D. Neumann
Name: John D. Neumann
Title: Vice President, General Counsel and Secretary